UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     December 12, 2018

Aqua America, Inc.

(Exact Name of Registrant Specified in Charter)

Pennsylvania (State or Other Jurisdiction	001-06659 (Commission	23-1702594 (I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

762 West Lancaster Avenue Bryn Mawr, Pennsylvania		19010-3489
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 527-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2018, the Board of Directors (the “Board”) of Aqua America, Inc. (the “Company”), upon the recommendation of its Executive Compensation Committee and its Corporate Governance Committee, approved an increase in the annual cash retainer for all non-employee directors of $10,000 per year and an increase in the annual equity award of $10,000 per year. The increases are effective as of January 1, 2019, when the annual cash retainer and annual equity award will each be $90,000 per year. The additional fees for the Lead Independent Director of the Board and the Board Committee Chairs remained the same. The updated schedule of non-employee directors’ compensation is attached to this Form 8-K as an exhibit and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1       Non-Employee Directors’ Compensation, effective January 1, 2019.

Exhibit Index

10.1       Non-Employee Directors’ Compensation, effective January 1, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA AMERICA, INC.

By:	/s/ Christopher P. Luning
Christopher P. Luning
Senior Vice President, General Counsel and Secretary

Dated: December 14, 2018